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                                                                    EXHIBIT 99.1

                              CERTIFICATE OF MERGER

                                     MERGING

                            AVAILENT FINANCIAL, INC.
                               A TEXAS CORPORATION

                                  WITH AND INTO

                            AVAILENT FINANCIAL, INC.
                   (FORMERLY SEACREST INDUSTRIES CORPORATION)
                             A DELAWARE CORPORATION

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         Pursuant to Section 252 of the General Corporation Law of the State of
Delaware (the "DGCL"), Availent Financial, Inc., a Delaware corporation formerly named SeaCrest Industries Corporation ("AVAILENT-DE"), does hereby certify as follows:

                  FIRST: Availent-DE is a corporation duly organized and existing under the laws of the State of Delaware and Availent Financial, Inc. ("AVAILENT-TX") is a corporation duly organized and existing under the laws of the State of Texas.

                  SECOND: A Third Amended and Restated Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), dated as of March 1, 2002, by and between Availent-TX and Availent-DE setting forth the terms and conditions of the merger of Availent-TX with and into Availent-DE (the "MERGER"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL.

                  THIRD: The name of the surviving corporation of the Merger is SeaCrest Industries Corporation, which shall hereinwith be changed to Availent Financial, Inc., a Delaware corporation.

                  FOURTH: The amendments or changes in the Amended Certificate of Incorporation, amended as of December 4, 2002 (the "CERTIFICATE OF INCORPORATION"), of Availent-DE, a Delaware corporation which is the surviving corporation, that are to be effected by the Merger are as follows:

                  RESOLVED, that the Certificate of Incorporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is Availent Financial, Inc."

                  FURTHER RESOLVED, that the Certificate of Incorporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  "FOURTH: At 5:00 p.m., Delaware time, on the filing date of this Certificate of Amendment of Amended Certificate of Incorporation (the "EFFECTIVE TIME"), a one-for-two reverse stock split of the common stock, par value $0.01 per share, of the Corporation



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         ("COMMON STOCK") shall become effective, pursuant to which each two (2)
         shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "OLD COMMON STOCK") shall be reclassified and combined (the "REVERSE SPLIT") into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time (the "NEW COMMON STOCK").

                  No fractional shares of Common Stock shall be issued to the stockholders of the Corporation in connection with the Reverse Stock Split Amendment. Each holder of shares of Pre-Effective Stock otherwise entitled to a fractional share of Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount approximately equal to (i) such fractional share multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the five (5) trading days immediately prior to the Effective Time if shares of Common Stock have traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time, (ii) such fractional share multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the first five (5) consecutive trading days on which the shares of Common Stock have traded if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time, but have traded on the Over the Counter Bulletin Board during regular trading hours on each of any five (5) consecutive business days at any time prior to ten (10) business days after the Effective Time, or (iii) such fractional share multiplied by the fair market value per share of Common Stock as determined by the board of directors in good faith if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time or during regular trading hours on each of any five (5) consecutive business days at any time prior to ten (10) business days after the Effective Time.

                  The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of stock which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000) and the par value of each of such shares is No and 01/100 ($0.01) Dollars, amounting in the aggregate to One Million One Hundred Thousand and no/100 ($1,100,000.00) Dollars; the total number of shares of Preferred Stock shall be Ten Million (10,000,000); the total number of shares of Common Stock shall be One Hundred Million (100,000,000).

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

                  FIFTH: An executed copy of the Reorganization Agreement is on file at the principal place of business of the surviving corporation at the following address:

                           Availent Financial, Inc.
                           2720 Stemmons Freeway
                           South Tower, Suite 600
                           Dallas, TX 75207



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                  SIXTH: A copy of the Reorganization Agreement will be
         furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: The authorized capital stock of Availent-TX consists of 1,000,000 shares, par value $0.01 per share, of common stock and 200,000 shares, par value $1.00 per share, of preferred stock.

                  EIGHTH: This Certificate of Merger and the Merger shall be effective on December 4, 2002.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.



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         IN WITNESS WHEREOF, Availent Financial, Inc., a Delaware corporation formerly named SeaCrest Industries, has caused this Certificate of Merger to be executed in its corporate name as of the 4th day of December, 2002.


                               AVAILENT FINANCIAL, INC.,
                               a Delaware corporation
                               (formerly named SeaCrest Industries Corporation)


                               By: /s/ Patrick A. McGeeney
                                   --------------------------------------------
                               Name:   Patrick A. McGeeney
                               Title:  President



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